UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2021

INVESTORS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36441	46-4702118
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

101 JFK Parkway,	Short Hills,	New Jersey	07078
(Address of principal executive offices)			(Zip Code)

     Registrant's telephone number, including area code:  (973) 924-5100

Not Applicable
_________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ISBC	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Investors Bancorp, Inc. (the “Company”) on February 1, 2021 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to provide updated information on the Board of Directors (the “Board”) committee membership for certain directors pursuant to Instruction 2 to Item 5.02 of Form 8-K, and amends Item 5.02 of the Original Filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported in the Original Filing on February 1, 2021, the Company announced the election of John E. Harmon, Sr. and Kim Wales to its Board, effective January 26, 2021. In the Original Filing, it was disclosed that it was not yet determined which Board committees Mr. Harmon and Ms. Wales would be named to.

At a Board meeting held on May 25, 2021, Mr. Harmon was named to the Audit Committee and Nominating and Corporate Governance Committee and Ms. Wales was named to the Audit Committee and Compensation and Benefits Committee.

As previously reported in the Current Report on Form 8-K filed by the Company on May 25, 2021, Mr. Harmon and Ms. Wales were each elected to a three-year term by stockholders at the Company’s Annual Meeting of Stockholders on May 25, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INVESTORS BANCORP, INC.

DATE: May 27, 2021	By:	/s/ Brian Doran
Brian Doran
Executive Vice President and General Counsel